EXHIBIT 21

                  INDEPENDENCE HOLDING COMPANY

                Subsidiaries as of March 16, 1998
                ---------------------------------

Subsidiary                                        Jurisdiction
----------                                        ------------
    Independence Capital Corp.                     Delaware
     Independence Financial Services Corp.         Delaware
        Madison National Life Insurance
         Company, Inc.                             Wisconsin
         Madison Investors Corporation             Delaware
         Standard Security Life Insurance
          Company of New York                      New York
           Standard Security Investors Corp.       New York
           Standard Life Asset Management Corp.    New York
           SSH Corp.                               Delaware
            First Standard Security
              Insurance Company                    Delaware
               On-Line Brokerage, Inc.             Delaware
    Madison Standard Corp.                         Wisconsin
    Independence Land and Capital, Inc.            Delaware
    R.H. Financial Corp.                           Delaware
     Incopoint Limited Partnership                 Connecticut
     Copoint L.P.                                  Delaware
    IFS Corp.                                      Delaware
    G.P. Associates Holding Corp.                  Delaware